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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                               HAWK CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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
[LOGO]HAWK
      CORPORATION


                                                                  March 30, 2000


Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Hawk Corporation, on Tuesday, May 16, 2000, starting at 10:00 A.M. local time at 200 Public Square, Erieview Room, Cleveland, Ohio 44114.

     As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is:

         -        the election of directors

         -        approval of the Hawk Corporation 2000 Long Term Incentive Plan

         - approval of performance-based compensation for our co-chief executive officers

         - ratification of the appointment of Ernst & Young LLP as independent accountants for the current year.

     In addition, our management will report on our results and will be available to respond to your questions.

     Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy card.

     On behalf of the directors and management of Hawk Corporation, we would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,


/s/ Norman C. Harbert                         /s/ Ronald E. Weinberg

NORMAN C. HARBERT                             RONALD E. WEINBERG
Co-Chairman of the Board and                  Co-Chairman of the Board, Co-Chief
Co-Chief Executive Officer                    Executive Officer and Treasurer

                                HAWK CORPORATION

                                  -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2000

TO THE STOCKHOLDERS OF HAWK CORPORATION:

         The Annual Meeting of the Stockholders of Hawk Corporation, a Delaware corporation, will be held on Tuesday, May 16, 2000 at 200 Public Square, Erieview Room, Cleveland, Ohio 44114, beginning at 10:00 A.M. local time, for the following purposes:

         1. To elect the directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified (Proposal 1);

         2. To consider and vote upon a proposal to approve our 2000 Long Term Incentive Plan (Proposal 2);

         3. To consider and vote upon a proposal to approve performance-based compensation for our co-chief executive officers for purposes of Section 162(m) of the Internal Revenue Code (Proposal 3);

         4. To ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2000 (Proposal 4); and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 17, 2000 are entitled to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.


                                             By Order of the Board of Directors,

                                             /s/ Byron S. Krantz

                                             BYRON S. KRANTZ
                                             Secretary

                                HAWK CORPORATION

                                  ------------

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at our 2000 Annual Meeting of Stockholders to be held on Tuesday, May 16, 2000, and any postponements or adjournments of the meeting.

         This Proxy Statement and the accompanying Co-Chairmen Letter, Notice and Proxy Card, together with our annual report to stockholders for the year ended December 31, 1999, are being sent to our stockholders beginning on or about March 30, 2000.

                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   WHEN AND WHERE IS THE ANNUAL MEETING?
A: Our 2000 Annual Meeting of Stockholders will be held on Monday, May 16, 2000 at 10:00 a.m. local time at 200 Public Square, Erieview Room, Cleveland, Ohio 44114.

--------------------------------------------------------------------------------

Q:   WHAT ARE STOCKHOLDERS VOTING ON?

A:   -    Re-election of three directors (Paul R. Bishop, Jack F. Kemp and Dan
          T. Moore, III).
     -    Approval of the Hawk Corporation 2000 Long Term Incentive Plan.
     - Approval of performance-based compensation for our co-chief executive officers for purposes of Section 162(m) of the Internal Revenue Code.
     - Ratification of the appointment of Ernst & Young LLP as our independent accountants.
          If a proposal other than the four listed proposals is presented at the annual meeting, your signed proxy card gives authority to Byron S. Krantz and Marc C. Krantz to vote on any additional proposal.

--------------------------------------------------------------------------------

Q:   WHO IS ENTITLED TO VOTE?
A: Stockholders as of the close of business on March 17, 2000, the record date, are entitled to vote at the annual meeting. Each share of Class A common stock is entitled to one vote.

--------------------------------------------------------------------------------

Q:   HOW DO STOCKHOLDERS VOTE?
A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the four proposals. You have the right to revoke your proxy any time before the meeting by:
          -    notifying our Corporate Secretary,
          -    voting in person, or
          -    returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Byron S. Krantz and Marc C. Krantz will vote FOR the four proposals on your behalf.

--------------------------------------------------------------------------------

Q:   WHO WILL COUNT THE VOTE?
A: Representatives of Continental Stock Transfer and Trust Co., our transfer agent, will tabulate the votes. Thomas A. Gilbride, Vice President-- Finance, and Joseph J. Levanduski, Corporate Controller, will be responsible for reviewing the vote count as inspectors of election.

--------------------------------------------------------------------------------

Q: WHAT SHARES ARE INCLUDED ON THE PROXY CARD AND WHAT DOES IT MEAN IF A STOCKHOLDER GETS MORE THAN ONE PROXY CARD?
A: The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. If you are or were an employee and have shares credited to your 401(k) savings plan account held in custody by the trustee, CG Trust Company, you will receive a separate proxy card for those shares. The shares in your 401(k) savings plan account will be voted in accordance with your instructions, if indicated. If your proxy card relating to the shares in your 401(k) account is signed, but does not indicate your voting preferences, we have been advised by the plan administrator and the plan trustee that your shares will be voted in favor of each of the proposals.

--------------------------------------------------------------------------------

Q:   WHAT CONSTITUTES A QUORUM?
A: As of the Record Date, 8,548,520 shares of our Class A common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against such proposal. "Broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A "broker non-vote" occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

--------------------------------------------------------------------------------

Q:   WHO CAN ATTEND THE ANNUAL MEETING?
A:   All stockholders as of the record date, March 17, 2000, can attend.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:   WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?
A: Together, they own approximately 38.4% of our Class A common stock as of the record date. (See page 26 for more details.)

--------------------------------------------------------------------------------

Q:   WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?

A:   -    Norman C. Harbert, our Co-Chairman of the Board and Co-Chief Executive
          Officer, beneficially owns 1,214,175 shares of our Class A common stock, or 14.2%, as of the record date.
     - Ronald E. Weinberg, our Co-Chairman of the Board, Co-Chief Executive Officer and Treasurer, beneficially owns 1,163,998 shares of our Class A common stock, or 13.6%, as of the record date.

--------------------------------------------------------------------------------

Q:   WHEN IS A STOCKHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?
A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by November 30, 2000 to Byron S. Krantz, Secretary, Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114, and must be in accordance with the requirements of our Amended and Restated By-laws and the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. (See page 29 for more details.)

--------------------------------------------------------------------------------

Q:   HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF HAWK?
A: Any stockholder may recommend any person as a nominee for director by writing to the Chairman of the Nominating Committee, Hawk Corporation, 200 Public Square, Suite 30- 5000, Cleveland, Ohio 44114. Recommendations for next year's annual meeting must be received by March 10, 2000 and must be in accordance with the requirements of our Amended and Restated By-laws. (See page 29 for more details.)

--------------------------------------------------------------------------------

Q:   WHO PAYS FOR THE SOLICITATION EXPENSES?
A: The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees.

--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED UPON

                                  PROPOSAL ONE:
                            RE-ELECTION OF DIRECTORS

         At this annual meeting, seven directors are to be elected to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. You are entitled to elect three directors.

         Nominees for re-election this year by you are Paul R. Bishop, Jack F. Kemp and Dan T. Moore, III. Each has consented to serve until the next annual meeting or until their successors are duly elected and qualified. (See pages 15 and 16 for more information.)

         If any director to be elected by you is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

         We need the affirmative vote of the holders of a plurality of the shares of Class A common stock present in person or represented by proxy at the annual meeting to elect directors. Abstentions and votes withheld for directors will have the same effect as votes against.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MESSRS. BISHOP, KEMP AND MOORE.

         The terms of our Series D preferred stock provide the holders of the Series D preferred stock the right to elect a majority of the Board of Directors. Based on the current size of the Board of Directors, the Series D preferred stockholders may elect four directors at the annual meeting. The holders of the Series D preferred stock are Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz and their family limited partnerships. The holders have determined to elect Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz, and William J. O'Neill, Jr. The holders of the Series D preferred stock are parties to an agreement governing the voting and disposition of all shares of our voting stock (which includes both the Class A common stock and Series D preferred stock) of which they are the legal or beneficial owners. For a more detailed description, you should read the section entitled "Stockholders' Agreement" on page 27.

                                  PROPOSAL TWO:
                  APPROVAL OF THE 2000 LONG TERM INCENTIVE PLAN

         On January 28, 2000, our Board of Directors adopted the Hawk Corporation 2000 Long Term Incentive Plan, subject to your approval at this annual meeting.

         The Board believes that this plan is necessary because it will enable us to attract, retain and motivate employees and officers and to align their interests with yours. A summary of the basic features of this plan is set forth below. This summary is subject to the specific provisions contained in the full text of the plan attached as Annex A to this Proxy Statement.

         Purpose. The purpose of the plan is to encourage our employees to acquire a proprietary and vested interest in our growth and performance, to generate increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of our stockholders, and to enhance our ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, our sustained progress, growth and profitability depends.

         Administration. This plan will be administered by the compensation committee of our Board of Directors. No member of the committee is eligible to participate in the plan. Under the terms of the plan, the committee has the authority to select the participants, make awards in amounts and form as the committee may determine, impose restrictions, terms and conditions upon such awards as the committee deems appropriate, interpret and administer the plan or any agreements under the plan, and establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the plan. The committee may delegate its authority to a subcommittee, whose members are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code, in order to make awards to participants for purposes of Section 162(m) of the Code or to the Board of Directors in order to establish a basis for an exemption from Section16(b) liability of the Exchange Act.

         Eligibility. Any of our employees are eligible to receive awards under the plan. Awards under the plan will be made by the compensation committee, any subcommittee thereof or by the Board of Directors. No determination has been made as to future awards which may be granted under the plan, although it is anticipated that recipients of awards will include our current executive officers.

         Section 162(m). Section 162(m) of the Code generally limits to $1 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to its chief executive officer and the four most highly compensated officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. If the committee determines at the time of grant of the award, awards of restricted stock, performance awards or other stock unit awards under the plan may qualify as "qualified performance-based compensation," by satisfying the following requirements:

          - the award is payable on account of the attainment of one or more pre-established, objective performance goals;

          - the performance goals are established by a committee of our Board of Directors that is comprised solely of two or more outside directors;

          - the material terms of the compensation and the performance goals are disclosed to and approved by stockholders before payment; and

          - the committee certifies that the performance goals have been satisfied before payment of any performance-based compensation is made.

         Performance goals considered by the committee are presently based on the attainment of a combination of the following: earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share from continuing operations, internal growth, new product development and economic value added. Such goals may be modified to also include any of the following: operating income, revenues, gross margin, return on operating assets, return on equity, stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), or cost control. The committee may modify the goals of any performance award so as to enhance the incentive. The committee may not adjust upwards the amount payable pursuant to an award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the participant. In order to continue the
Section 162(m) exemption, you would need to re-approve the terms of the performance-based awards once every five years, or sooner if the committee changes the material terms from those you approved.

         Awards. All awards will be evidenced by an award agreement between us and the individual participant that is approved by the compensation committee. In the discretion of the committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

         Types of awards under the plan include:

               - STOCK OPTIONS - The compensation committee may grant incentive stock options or nonstatutory stock options. An incentive stock option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code. A nonstatutory stock option is any other stock option granted by the committee that is not specifically designated as an incentive stock option. The exercise price of stock options will be determined by the committee, but the exercise price cannot be less than 100% of the fair market value of our Class A common stock on the grant date. The term of each stock option will be determined by the committee, but the term of an incentive stock option cannot exceed 10 years, or 5 years if granted to a 10% stockholder. Options may be exercised in whole or in part, and the option price may be satisfied in cash or, if permitted by the committee, by surrendering previously acquired shares of our Class A common stock having a fair market value on the exercise date equal to the total option price or other consideration.

               - STOCK APPRECIATION RIGHTS - Stock appreciation rights, or SARs, represent a right to receive payment, in cash, shares of our Class A common stock or a combination of the two, equal to the excess of the fair market value of a specified number of shares of our Class A common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. SARs may be granted either alone or in combination with underlying stock options. SARs may be exercised in accordance with the terms established by the committee, but in no event may a participant exercise a SAR prior to six months from the grant date.

               - RESTRICTED STOCK - Restricted stock are shares of our Class A common stock granted to a participant, subject to such restrictions as the committee deems appropriate, including restrictions on the sale or transfer or the shares and the requirement that the shares be forfeited upon termination of employment for any reason before the award vests. Terms of the restricted stock that may be imposed by the committee may include restrictions on the right to receive cash dividends and the right to vote the stock. Except as specified in the restricted stock award agreement, the holder of a restricted stock award will have all the rights of a holder of our Class A common stock.

               - PERFORMANCE AWARDS - A performance award is an award of units, with each unit representing a monetary amount designated by the committee, granted to a participant, subject to the terms the committee deems appropriate. Performance awards will be earned only if the performance goals over the performance period are met. The performance goals to be achieved by a participant and the length of any period during which any performance goals are to be measured will be determined by the committee upon the grant of any performance award. Performance awards will only be distributed after the end of any relevant performance period. Performance awards may be paid in cash, shares of our Class A common stock, other property or any combination of the three, in the sole discretion of the committee at the time of payment, and may be paid in a lump sum or installments following the close of any performance period. The performance levels to be achieved and the amount of any award will be conclusively determined by the committee.

               - OTHER STOCK UNIT AWARDS - Under the plan, the committee may also, at its discretion, make awards of stock and other awards valued in whole or in part by reference to, or are otherwise based on, shares of our Class A common stock or other property. These awards may be paid in shares of our Class A common stock, other securities, cash or any other form of property as the committee may determine. The committee will have the sole and complete authority to determine the employees who receive such awards, and the time or times of such awards, the number of shares of our Class A common stock to be granted pursuant to such award, and all other conditions of the award. Shares issued may be issued for no cash consideration or for such other minimum consideration as may be required by law. Shares purchased pursuant to a purchase right awarded will be purchased for the consideration determined by the committee, but not less than the fair market value of such stock or other securities on the date of the award.

         Number of Shares. The maximum number of shares of our Class A common stock for which awards may be granted under this plan may not exceed 700,000. The limit on the number of shares described in this paragraph and the number of shares subject to any award under this plan are subject to proportional adjustment as determined by the committee, to reflect changes in our stock, such as stock dividends and stock splits.

         Maximum Awards. The maximum number of shares that may be granted to any participant pursuant to a stock option, SAR or other stock unit award in any one calendar year is 100,000, and the maximum value of the property, including cash, that may be paid or distributed to any participant pursuant to the grant of a performance award, restricted stock award or other stock unit award made in any one calendar year is $2.5 million.

         Change of Control. If there is a "change in control" of Hawk, as that term is defined in the plan, in order to preserve the participants' rights, the following will occur:

               - all stock options and SARs will become fully vested and exercisable;

               -    all restrictions on the restricted stock will lapse;

               - all performance awards will be considered to be earned and payable in full and such awards will be immediately settled or distributed; and

               - all restrictions and deferral limitations and other conditions applicable to any other stock unit awards will lapse and such awards will become fully vested.

         In addition, the committee may determine that, during the 60 day period from and after a change in control, a participant holding an option will have the right to elect to surrender all or part of the option to us and to receive cash in an amount equal to the amount by which the change in control price per share on the date of such election exceeds the purchase price per share of the option multiplied by the number of shares granted under such option.

         Federal Tax Consequences. The following summarizes the federal income tax consequences of the plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the plan.

                    STOCK OPTIONS. The grant of a stock option under this plan will not result in taxable income at the time of grant for the participant or us.

                    Nonstatutory Stock Option. A participant will generally
               recognize taxable income, subject to income tax withholding, upon exercise of a nonstatutory stock option equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price. We will be entitled to a corresponding deduction as a business expense in the year the participant recognizes income.

                        Incentive Stock Option. A participant will not recognize
              income, except for purposes of the alternative minimum tax, upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize taxable income equal to the lesser of:

              -   the amount realized upon such disposition, or

              - the excess of the fair market value of such shares on the date of exercise over the exercise price, and we will be entitled to a corresponding deduction.

                  SARs, Restricted Stock Awards and Performance Awards.
              Generally, when a participant exercises a SAR or receives payment with respect to restricted stock awards or performance awards, the amount of cash and the fair market value of the shares received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes by us.

         Amendments and Termination. The Board may amend, alter or discontinue this plan, but no amendment, alteration or discontinuation can be made that would impair the rights of any participant under an award, without the participant's approval. In addition, no amendment, alteration or discontinuation of the plan can be made without the approval of our stockholders that would:

              -   increase the number of shares reserved under the plan, or

              -   change the employees eligible to participate in the plan.

The committee may amend the terms of any award granted, but such amendment cannot impair the rights of any participant without his or her consent. The committee may also substitute new awards for previously granted awards, including previously granted option having higher option prices.

         Term of the Plan and Effective Date. This plan will be effective on May 16, 2000, if approved by our stockholders on that date. The plan will terminate May 15, 2010, ten years from the date the plan is approved by you. Awards outstanding at the end of the ten years will be subject to their terms but no further award will be granted after termination of the plan.

         Plan Benefits. Since awards under the plan will be discretionary, we cannot currently determine the number of awards which will be made pursuant to the plan. The committee has made no determinations as to any awards under the plan.

         The closing price per share of our Class A common stock as reported on the New York Stock Exchange on March 24, 2000 was $6.1875.

         Vote Required. Approval of our 2000 Long Term Incentive Plan requires the affirmative vote of the holders of a majority of our Class A common stock present in person or represented by proxy at the annual meeting. The enclosed Proxy will be voted FOR this Proposal unless the proxy holders are otherwise instructed.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE HAWK CORPORATION 2000 LONG TERM INCENTIVE PLAN.

                                 PROPOSAL THREE:
                   APPROVAL OF PERFORMANCE-BASED COMPENSATION
       FOR OUR CO-CHIEF EXECUTIVE OFFICERS FOR PURPOSES OF SECTION 162(m)
                          OF THE INTERNAL REVENUE CODE

         Our compensation committee of the Board of Directors and our Board have recommended that performance-based compensation for our co-chief executive officers for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, be submitted to you for approval at this annual meeting.

         This performance-based compensation is intended to address certain limitations on the deductibility of executive compensation under Section 162(m) of the Code, which limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly-traded corporation to certain employees. Certain types of compensation may be excluded from the limitations on deductibility, including compensation that qualifies as "performance-based compensation."

         The Internal Revenue Service in the regulations promulgated under
Section 162(m) of the Code has indicated that four conditions must be satisfied in order for compensation to qualify as performance-based. Compensation will not be subject to the deduction limit if:

               - it is payable on account of the attainment of one or more pre-established, objective performance goals;

               - the performance goals are established by a committee of our Board of Directors that is comprised solely of two or more outside directors;

               - the material terms of the compensation and the performance goals are disclosed to and approved by stockholders before payment; and

               - the committee certifies that the performance goals have been satisfied before payment of any performance-based compensation is made.

         To comply with the provisions of the Code and to qualify the compensation payable as performance-based compensation eligible for exclusion from the deduction limit, our performance- based compensation paid to Messrs. Harbert and Weinberg, our Co-Chief Executive Officers, is being submitted to you for approval at the annual meeting. In order to continue the Section 162(m) exemption, you would need to re-approve the terms of this performance-based compensation once every five years, or sooner if the committee changes the material terms from those you approved. If you do not approve the material terms, some bonuses paid may not be fully deductible by us for federal income tax purposes.

         The following is a summary of our annual incentive compensation plan. We have followed the provisions of this plan since our formation in 1989. This summary is subject to the specific provisions contained in the full text of the plan attached as Annex B to this Proxy Statement.

         Eligibility. Individuals who are eligible for consideration in our annual incentive compensation plan include our executive officers, as may be determined by our compensation committee. Messrs. Harbert and Weinberg are the only individuals eligible for purposes of Section 162(m) of the Code.

         Administration. The annual incentive compensation plan will be administered by a committee of the Board of Directors, whose members will be outside directors for purposes of Section 162(m). None of the members of the committee will receive compensation from us in any capacity other than as a director. The compensation committee may delegate its authority to a subcommittee, whose members are "outside directors" within the meaning of
Section 162(m) of the Code, in order to make awards to participants for purposes of Section 162(m), or to the Board of Directors in order to establish a basis for an exemption from Section16(b) liability of the Exchange Act.

         Incentive Compensation. Total annual incentive compensation for eligible individuals is 5% of our earnings before interest, taxes, depreciation and amortization (EBITDA). 1.75% of EBITDA is then awarded to each of Mr. Harbert and Mr. Weinberg. In determining our EBITDA for purposes of the annual incentive compensation, new acquisitions are eliminated from the calculation in the year of the acquisition and earnings of acquired companies with earn-outs are disregarded. The committee also considers four additional factors that could reduce, but not increase, the incentive- based compensation to be paid to Messrs. Harbert and Weinberg. Those factors are:

         -    internal growth,

         -    new product development,

         -    economic value added, and

         -    earnings per share.

         Annual incentive compensation is paid by us once a year after the committee has certified our EBITDA and that the performance goals have been met.

         The committee may amend, modify, suspend, or terminate the annual incentive compensation plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The committee will seek stockholder approval of any amendment determined to require stockholder approval or advisable under the regulations of the Internal Revenue Service or other applicable laws or regulations.

         The amount of bonuses to paid in the future pursuant to the plan are dependent on our future profitability and are undeterminable. In 1999, we paid approximately $1.2 million in annual incentive compensation pursuant to the plan to our executive officers as a group, including $439,000 to each of Messrs. Harbert and Weinberg, based on EBITDA of $24.7 million, excluding new acquisitions.

         Vote Required. Approval of this Proposal requires the affirmative vote of the holders of a majority of our Class A common stock present in person or represented by proxy at the annual meeting. The enclosed Proxy will be voted FOR this Proposal unless the proxy holders are otherwise instructed.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PERFORMANCE-BASED COMPENSATION FOR PURPOSES OF SECTION 162(m) OF THE CODE FOR MR. HARBERT AND MR. WEINBERG.

                                 PROPOSAL FOUR:
          RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

         Ernst & Young LLP has been our independent public accountant since 1995. The audit committee and the Board of Directors believe that Ernst & Young's long-term knowledge of our company is invaluable. Partners and employees of Ernst & Young engaged in audits are periodically changed, providing us with new expertise and experience. Representatives of Ernst & Young have direct access to members of the audit committee and regularly attend their meetings. Representatives of Ernst & Young will attend the annual meeting to answer appropriate questions and make a statement if they desire.

         In 1999, the audit committee reviewed all services provided by Ernst & Young to ensure that they were within the scope previously approved by the committee.

         Although our Amended and Restated By-laws do not require the selection of independent accountants to be submitted to stockholders for approval, this selection is being presented to you for ratification or rejection at the annual meeting. We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify Ernst & Young as independent accountants for the fiscal year ending December 31, 2000. If the resolution is rejected, or if Ernst & Young declines to act or becomes incapable of action, or if its employment is discontinued, the Board will appoint other independent accountants whose continued employment after the next annual meeting of stockholders will be subject to ratification by you.

         THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                                BOARD OF DIRECTORS

         Certain information about the nominees to be elected by the holders of our Class A common stock and the directors to be elected by the holders of our Series D preferred stock is set forth below.


            NAME                AGE                            POSITION                           DIRECTOR SINCE
-------------------------------------------------------------------------------------------------------------------
                              DIRECTORS TO BE ELECTED BY CLASS A COMMON STOCKHOLDERS
Paul R. Bishop                   56    Director                                                        1993
Jack F. Kemp                     64    Director                                                        1999
Dan T. Moore, III                60    Director                                                        1989
                                DIRECTORS TO BE ELECTED BY PREFERRED STOCKHOLDERS*
Norman C. Harbert                66    Co-Chairman of the Board and Co-Chief                           1989
                                       Executive Officer
Ronald E. Weinberg               58    Co-Chairman of the Board, Co-Chief Executive                    1989
                                       Officer and Treasurer
Byron S. Krantz                  64    Secretary and Director                                          1989
William J. O'Neill, Jr.          66    Director                                                        1989

------------------


* Under the terms of our Series D preferred stock, the holders of the Series D preferred stock have the right to elect a majority of the directors as long as the Series is outstanding. The holders of the Series D preferred stock have indicated to us that at the annual meeting they have determined to elect Messrs. Harbert, Weinberg, Krantz and O'Neill. Messrs. Harbert, Weinberg, Krantz and O'Neill will hold office until their successors have been duly elected by the holders of the Series D preferred stock and qualified.

         Norman C. Harbert is our Co-Chairman of the Board and Co-Chief Executive Officer and has served as a Director since March 1989. He has also served us in various other capacities since 1989. Mr. Harbert has over 40 years of manufacturing experience. From 1987 to 1988, Mr. Harbert was Chairman, President and CEO of Maverick Tube Corporation, an oil drilling equipment manufacturer, and from 1981 to 1986, he served as President and CEO of Ajax Magnethermic Corporation, an international manufacturer of induction heating and melting equipment. Prior to that time, Mr. Harbert served at Reliance Electric Company for 22 years where, in 1980, his last position was as General Manager, Rotating Products Group, with primary responsibility for a division with annual sales of $250 million. Mr. Harbert is a director of Second Bancorp Inc., a bank holding company.

         Ronald E. Weinberg is our Co-Chairman of the Board and Co-Chief Executive Officer and has served as our Treasurer and a Director since March 1989. He has also served us in various other capacities since 1989. Mr. Weinberg has over 28 years of experience in the ownership and management of operating companies, including businesses in manufacturing, publishing and retailing. Since December 1997, Mr. Weinberg has been the Chairman of the Board and Chief Executive Officer of New Channel Communications Corp., a company specializing in direct marketing and the providing of computer software solutions. Mr. Weinberg was the Chairman and Chief Executive Officer of SunMedia Corp., a communication company which published weekly suburban newspapers, until May 1998, and he was the Chairman of New West Eyeworks, Inc., a chain of retail optical stores, until October 1998.

         Paul R. Bishop has served as a Director since May 1993. Mr. Bishop has served as Chairman, President and Chief Executive Officer of H-P Products, Inc., a manufacturer of central vacuum systems and fabricated tubing and fittings, since 1977.

         Jack F. Kemp has served as a Director since September 1999. Mr. Kemp is a co-director of Empower America, a public policy and advocacy organization he co-founded in 1993 with Dr. William Bennett and Ambassador Jeane Kirkpatrick. Prior to founding Empower America, Mr. Kemp served for four years as Secretary of Housing and Urban Development. Prior to his appointment to the Cabinet, Mr. Kemp represented the Buffalo, New York area and western New York for 18 years in the United States House of Representatives. He is on the Global Chairman of the "More Than Houses" Campaign for Habitat for Humanity. Mr. Kemp is also a director of Oracle Corporation, a publicly-held computer software company, Proxicom, Inc., a publicly-held provider of Internet solutions to large businesses company, JumpMusic.com, Inc., a publicly-held software development company specializing in music software, Carson, Inc., a publicly-held manufacturer and marketer of personal care products, and Speedway Motorsports, Inc., a publicly-held promoter, marketer and sponsor of motor sports activities company.

         Byron S. Krantz has been the Secretary and a Director since March 1989. Mr. Krantz has been a partner in the law firm of Kohrman Jackson & Krantz P.L.L. since its formation in 1984.

         Dan T. Moore, III has served as a Director since March 1989. Mr. Moore has been the founder and owner of Dan T. Moore Company, Inc. since 1969 and the principal owner and Chairman of Flow Polymers since 1985, Soundwich, Inc. since 1988, Advanced Ceramics Corporation since 1993, and Perfect Impression, Inc. since 1994, all of which are manufacturing companies. He has been a director of Invacare Corporation, a publicly-held manufacturer of health care equipment, since 1979, and a director of USEC Inc., a publicly-held global energy company, since 1998. Mr. Moore is also a Trustee of the Cleveland Clinic Foundation and is Chairman of Cleveland Clinic Home Care.

         William J. O'Neill, Jr. has served as a Director since March 1989. Mr. O'Neill has been the President and Chief Executive Officer of Clanco Management Corp., an O'Neill family management company, since 1983. He has also served as the Managing Partner of Clanco Partners I, an Ohio general partnership, since March 1989.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES


         The Board of Directors met three times, and acted twice by written consent, in 1999. During 1999, all members of the Board of Directors participated in at least 75% of all Board and applicable committee meetings.

         The executive committee, which consists of Messrs. Harbert, Weinberg and Krantz, was established in May 1998. During the intervals between meetings of the Board of Directors, the executive committee advises and aids our officers in all matters concerning our interests and the management of our business, and generally performs any duties that are directed by the Board from time to time. The executive committee possesses and may exercise all the powers of the Board while the Board is not in session, except the power to:

              - elect any director or to elect or remove any member of the executive committee,

              -   change the number of members of the executive committee,

              - declare any dividend or authorize any distribution on any shares of capital stock, or

              -   amend the bylaws.

The executive committee met three times in 1999.

         The audit committee consists of Messrs. Bishop and O'Neill. The purpose of the audit committee is to review our accounting and reporting principles, policies and practices, the adequacy of our internal, financial and operating controls, and the performance of our independent public accountants. Our audit committee met twice in 1999.

         The compensation committee is composed of Messrs. Krantz and Bishop, and its purpose is to determine the compensation of Messrs. Harbert and Weinberg and to review and make recommendations regarding the compensation for our remaining executive officers. The compensation committee also administers the our 1997 Stock Option Plan and will administer the 2000 Long Term Incentive Plan, if approved by stockholders. The Board of Directors reviews and votes upon all compensation determinations and option grants recommended by the compensation committee. A subcommittee of the compensation committee, composed of Paul Bishop and Jack Kemp, was established to comply with Section 162(m) of the Internal Revenue Code with respect to performance-based compensation. The compensation committee met twice in 1999.

         The nominating committee, composed of Messrs. Harbert, Weinberg and Moore, is responsible for making recommendations to the Board of Directors on candidates for election to the Board. The nominating committee reviews nominees recommended to it by stockholders in writing and sent to our Secretary. A written recommendation must be delivered to us in a timely fashion as described below in "Stockholder Proposals and Director Nominations." The nominating committee met once in 1999.


DIRECTOR COMPENSATION


         In 1999, we paid each director who was neither an employee of, or legal counsel to, us, nor affiliated with one of our principal stockholders, an annual fee of $10,000 that was paid $5,000 in cash and $5,000 in shares of our Class A common stock. In addition, we pay each such director $2,000 in cash for each board meeting that such director attends and $500 in cash for each telephonic board meeting in which such director participates. We reimburse all directors for expenses incurred in connection with their services as directors. No additional consideration is paid to the directors for committee participation. Beginning in 2000, we will pay each director who is neither an employee of, or legal counsel to, us, nor affiliated with one of our principal stockholders, an annual fee of $15,000 that is payable $7,500 in cash and $7,500 in shares of our Class A common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our Class A common stock, to file with the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our Class A common stock. Our officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         Based solely on its review of copies of reports furnished to us or written representations that no reports were required, we believe that all
Section 16(a) filing requirements were met in 1999, except that Thomas Gilbride and Joseph Levanduski inadvertently failed to file a Form 5 on a timely basis. The required forms have been filed.

                                                EXECUTIVE OFFICERS

         Set forth below are the names, ages, positions and certain other information concerning our current executive officers:

NAME                                                    AGE                 POSITION
----                                                    ---                 --------
Norman C. Harbert (1)...............................     66     Co-Chairman of the Board, Co-Chief
                                                                Executive Officer and Director
Ronald E. Weinberg (1)..............................     58     Co-Chairman of the Board, Co-Chief
                                                                Executive Officer, Treasurer and Director
Jeffrey H. Berlin...................................     37     President and Chief Operating Officer
Thomas A. Gilbride..................................     46     Vice President-- Finance
Joseph J. Levanduski................................     37     Corporate Controller

-----------------
(1) Biographical information for Messrs. Harbert and Weinberg can be found under "Board of Directors."

         Jeffrey H. Berlin has served as our President and Chief Operating Officer since May 1999. From May 1997 to May 1999, he served as our Executive Vice President. Between July 1994 and May 1997, Mr. Berlin served as our Vice President -- Marketing and Corporate Development. From August 1991 to July 1994, Mr. Berlin served as our Director of Corporate Development.

         Thomas A. Gilbride has served as our Vice President -- Finance since January 1993. Between March 1989 and January 1993, Mr. Gilbride was employed by us in various financial and administrative functions.

         Joseph J. Levanduski has served as our Corporate Controller since April 1997. From August 1995 until April 1997, he was Controller of Friction Products Company, and from March 1996 until April 1997, he was also Group Controller coordinating the accounting functions of both Friction Products Company and S.K. Wellman. Mr. Levanduski was Controller of Plasti-Kote Company, Inc., a manufacturer of aerosol spray paints, from 1988 to 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE


         The following table summarizes the compensation paid by us to our Co-Chairmen of the Board and Co-Chief Executive Officers and our other executive officers.


                                                                            LONG-TERM
                                                                            COMPENSATION
                              ------------------------------------    -------------------------
                                     ANNUAL COMPENSATION                 AWARDS        PAYOUTS
                              ------------------------------------    ------------   ----------
                                                                       SECURITIES
          NAME AND             FISCAL                                  UNDERLYING       LTIP         ALL OTHER
     PRINCIPAL POSITION         YEAR       SALARY         BONUS         OPTIONS*      PAYOUTS       COMPENSATION**
----------------------------  --------   -----------   -----------    ------------   ----------     --------------
Norman C. Harbert               1999       $ 419,000     $ 439,000          10,000    $  49,900 (1)   $ 34,100   (2)
Co-Chairman of the Board        1998         444,000       644,000          10,000        8,300         34,100   (2)
and Co-Chief Executive          1997         400,000       499,000              --           --         28,000   (2)
Officer
Ronald E. Weinberg              1999         319,000       439,000          10,000           --         12,900   (3)
Co-Chairman of the Board,       1998         327,000       644,000          10,000           --         13,100   (3)
Co-Chief Executive Officer      1997         303,000       499,000              --           --          3,800
and Treasurer

Jeffrey H. Berlin               1999         233,000       134,000          15,000           --          6,300
President and Chief             1998         197,000       164,000          20,000           --          6,400
Operating Officer               1997         164,000       134,000              --           --          3,800

Thomas A. Gilbride              1999         109,000        54,000           1,000           --          6,300
Vice President - Finance        1998         106,000        94,000          15,000           --          6,400
                                1997         102,000        81,000              --           --          3,800

Joseph J. Levanduski            1999         109,000        59,000           1,000           --          5,500
Corporate Controller            1998         103,000        69,000          10,000           --          3,800
Douglas D. Wilson               1999         254,000        74,000           2,000           --          6,300
Former Executive Vice           1998         209,000       188,000          20,000           --          6,400
President and Former            1997         204,000       174,000              --           --          3,800
President-- Friction
Products Co. and S.K.
Wellman
------------------


* For 1998, options to purchase our Class A common stock at an exercise price of $18.70 per share for Messrs. Harbert and Weinberg and $17.00 per share for all others. For 1999, options to purchase our Class A common stock at an exercise price of $6.75 per share for Messrs. Harbert and Weinberg, $9.25 per share for Mr. Berlin, and $8.06 for Messrs. Gilbride and Levanduski. All options vest 20% per year over five years.

(footnotes continued on next page)

** Unless otherwise described, represents amounts contributed by Friction Products Co. to its profit sharing plan on behalf of such executive officer.

(1) Represents benefits paid to Mr. Harbert under the Friction Products Co. tax-qualified non-contributory, defined benefit pension plan beginning in November 1998 when Mr. Harbert reached the age of 65.

(2) Represents $24,300, $23,700 and $24,200 in premiums paid by us in 1999, 1998 and 1997, respectively, for term life policies of which Mr. Harbert is the insured and his wife is the beneficiary; $6,300, $6,400 and $3,800 contributed in 1999, 1998 and 1997, respectively, by Friction Products Co. to its profit sharing plan on behalf of Mr. Harbert; and $3,500 and $4,000 in 1999 and 1998, respectively, paid on behalf of Mr. Harbert for a life insurance policy pursuant to his split dollar agreement (as described in "Employment Agreements" below).

(3) Represents $6,300 and $6,400 contributed in 1999 and 1998, respectively, by Friction Products Co. to its profit sharing plan on behalf of Mr. Weinberg; and $6,600 and $6,700 in 1999 and 1998, respectively, paid on behalf of Mr. Weinberg for a life insurance policy pursuant to his split dollar agreement (as described in "Employment Agreements" below).


OPTION GRANTS IN 1999


         The following table summarizes information concerning options granted during the fiscal year ended December 31, 1999 to each of our executive officers.

                                                                                             POTENTIAL REALIZABLE
                           NUMBER OF                                                           VALUE AT ASSUMED
                           SHARES OF     PERCENT OF                                          ANNUAL RATES OF STOCK
                            COMMON      TOTAL OPTIONS                                         PRICE  APPRECIATION
                             STOCK       GRANTED TO      EXERCISE                               FOR OPTION TERM
                          UNDERLYING    EMPLOYEES IN    PRICE PER                         ---------------------------
NAME                       OPTIONS *     FISCAL 1999      SHARE          EXPIRATION DATE       5%            10%
----------------------    ------------  --------------  ----------   -------------------- -----------   ------------
Norman C. Harbert              10,000        6.8%         $  6.75     September 24, 2009  $   30,234     $   88,125
Ronald E. Weinberg             10,000        6.8%            6.75     September 24, 2009      30,234         88,125
Jeffrey H. Berlin              15,000       10.2%            9.25           May 10, 2009      84,205        216,268
Thomas A. Gilbride              1,000        0.7%            8.06       February 1, 2009       5,172         13,012
Joseph J. Levanduski            1,000        0.7%            8.06       February 1, 2009       5,172         13,012
Douglas D. Wilson               2,000        1.4%            8.06       February 1, 2009      10,345         26,023

* Options vest 20% per year over five years beginning on the first anniversary of the date of grant.

OPTION VALUES AT YEAR-END 1999


         The following table summarizes information with respect to the number of unexercised options held by our executive officers as of December 31, 1999. The exercise price of all the options exceeded the last sale price of our Class A common stock on December 31, 1999. No executive officer exercised any options in 1999.

                                                  NUMBER OF SHARES
                                               UNDERLYING UNEXERCISED
                                           OPTIONS AT DECEMBER 31, 1999
                                         ----------------------------------
NAME                                      EXERCISABLE       UNEXERCISABLE
---------------------------------        -------------    -----------------
Norman C. Harbert                            2,000             18,000
Ronald E. Weinberg                           2,000             18,000
Jeffrey H. Berlin                            4,000             31,000
Thomas J. Gilbride                           3,000             13,000
Joseph J. Levanduski                         2,000              9,000
Douglas D. Wilson                            4,000             18,000

BENEFIT PLANS

         Friction Products Co. sponsors a tax-qualified non-contributory, defined benefit pension plan covering substantially all of its employees. The plan provides participating employees with retirement benefits at normal retirement age, as defined in the plan, based on specified formulas. In no event will the amount of annual retirement income determined under these formulas and payable at the participant's retirement date be greater than $90,000. In addition, federal law defines the maximum amount of annual compensation that may be taken into account in calculating the amount of the pension benefit as follows: 1997 -- $160,000; 1998 -- $160,000; and 1999 -- $160,000. The estimated annual benefit payable at normal retirement age for each executive officer who is eligible to participate in the Friction Products Co. pension plan is as follows: Mr. Harbert -- $49,900; Mr. Weinberg -- $90,000; Mr. Berlin -- $90,000; Mr. Gilbride -- $90,000; Mr. Levanduski -- $90,000; and Mr. Wilson -- $90,000.

         Friction Products Co. maintains a tax-qualified profit sharing plan, including features under Section 401(k) of the Code that covers substantially all of its employees. The plan generally provides for voluntary employee pre-tax contributions ranging from 1% to 10% and a discretionary Friction Products Co. contribution allocated to each employee based on compensation.


EMPLOYMENT AGREEMENTS


         Pursuant to Employment Agreements, each dated as of November 1, 1996, Mr. Harbert has agreed to serve as our Co-Chairman of the Board and Co-Chief Executive Officer, and Mr. Weinberg has agreed to serve as Co-Chairman of the Board, Co-Chief Executive Officer and Treasurer, through December 2004. Each of Mr. Harbert and Mr. Weinberg receives an annual bonus based on the incentive compensation determined by the compensation committee. The base salary may be adjusted by the compensation committee of the Board. If either Mr. Harbert or Mr. Weinberg becomes mentally or physically disabled during the term, we will pay his annual base salary, at the same rate preceding the disability, for the remainder of the term of the employment agreement. In the event of death or disability of either Mr. Harbert or Mr. Weinberg during the term, we will also pay any of his bonus earned but not paid. Neither Mr. Harbert nor Mr. Weinberg may engage in any competitive business while he is employed by us and for a period of two years thereafter.

         Mr. Harbert is required to devote substantially all of his business time and effort to the company but may serve on the boards of other companies and charitable organizations. Under the terms of Mr. Weinberg's employment agreement, he is not required to devote all of his time and effort to the business of the company, and in recent periods, he has devoted approximately 80% of his time and effort to the business of the company.

         In January 1998, we entered into a split dollar life insurance agreement with each of Mr. Harbert and Mr. Weinberg pursuant to which we purchased life insurance policies on the lives of Mr. Harbert and Mr. Weinberg in the face amounts of $1.0 million and $3.8 million, respectively. Under the terms of these split dollar agreements, we will pay the annual premiums of the insurance policies in the amount of $46,163 for Mr. Harbert's policy and $58,583 for Mr. Weinberg's policy, and we will be reimbursed for such payments from the policy proceeds in an amount equal to the greater of the cash value of the policies or the total amount of premiums paid during the term of the policies. The remaining proceeds of each policy will be paid to beneficiaries designated by the insured. The split dollar agreements will terminate upon the occurrence of any of the following events:

              -   total cessation of our business;

              -   our bankruptcy, receivership or dissolution; or

              - the termination of the insured's employment by us (other than for reason of his death or mental or physical disability).

         Upon the termination of a split dollar agreement, the insured will have the right to purchase the policy covered thereby for an amount equal to the greater of the cash value of the policy or the total amount of premiums paid during the term of the policy.

         An existing Wage Continuation Agreement with Mr. Harbert was amended and restated in connection with the entry into the split dollar agreement with Mr. Harbert. The Wage Continuation Agreement, as amended and restated, provides that if Mr. Harbert dies during the term of his employment agreement or dies while he is no longer in our active employ solely because of a mental or physical disability, we will pay his spouse a monthly wage continuation payment until her death in an amount equal to $12,500 per month (on an after-tax basis) less a monthly annuity (on an after- tax basis) to be purchased for the spouse of Mr. Harbert with Mr. Harbert's share of the proceeds of the split dollar insurance policy on Mr. Harbert's life. An existing wage continuation agreement with Mr. Weinberg was terminated in connection with the entry into the split dollar agreement with Mr. Weinberg.

         We have no other employment agreements with any of our executive officers.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The compensation committee of the Board of Directors determines the compensation for Mr. Harbert, the Co-Chairman of the Board and Co-Chief Executive Officer, and Mr. Weinberg, the Co- Chairman of the Board, Co-Chief Executive Officer and Treasurer, and reviews and makes recommendations regarding the compensation for the remaining executive officers. The committee also administers our 1997 Stock Option Plan, recommending, in consultation with executive management, grants of options and the terms of the grants for our employees. The committee, or a subcommittee thereof, will administer the 2000 Long Term Incentive Plan and the annual incentive compensation plan under
Section 162(m) of the Code, if approved by stockholders at the annual meeting. The committee submits its proposals and recommendations for executive officer compensation and stock option grants to the full Board of Directors for approval.

         The committee is composed of two non-employee directors, Paul R. Bishop and Byron S. Krantz.

COMPENSATION PHILOSOPHY

         The compensation committee subscribes to a total compensation program composed of three elements:
              -   base salary,

              -   annual incentives, and

              -   long term incentives.

In formulating and implementing compensation policy and structure and making bonus recommendations, the committee has followed the philosophy that a substantial portion of the compensation should be related to our financial performance. Accordingly, the compensation program has been structured to include annual incentive compensation based upon our earnings before interest, taxes depreciation and amortization (EBITDA). The committee believes that the performance-based incentive program has been crucial in attracting high caliber executives necessary for the successful conduct of our business. In addition, the committee believes that the program has become an important part of our culture, and should continue as the foundation for executive officer incentives. While continuing to use EBITDA as the basis for annual incentive compensation, the committee has also approved the introduction of additional individual performance standards for managers.

         A goal of the committee is maintaining total compensation on a basis consistent with similar companies that achieve similar substantial EBITDA margins, as well as other strategic and performance characteristics. The committee, as it deems appropriate, utilizes independent national consulting services and reviews executive compensation of similar companies to determine appropriate levels of compensation. The committee selects the companies for comparison based on numerous factors, such as the industries in which they operate, their EBITDA margins, their size and complexity and the availability of compensation information.

BASE SALARY

         In the early part of each year, the compensation committee reviews the salary of Mr. Harbert and Mr. Weinberg, and determines the base salary for these officers, and reviews the recommendations of Messrs. Harbert and Weinberg regarding the compensation for the remaining executive officers. The committee, in determining the appropriate base salaries of the executive officers, generally considers the historic base salary, the growth of our earnings, the total compensation package, individual performance and other relevant factors. The committee has not found it practicable, nor has it attempted, to assign relative weights to specific factors used in determining base salary levels for individual officers. As the committee believes is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre- determined performance targets.

         The base salaries for 2000 of Mr. Harbert and Mr. Weinberg will be unchanged from 1999. The committee believes that the salaries are appropriate at this time and that increases in total compensation, if any, for 2000 should arise by virtue of the annual incentive compensation.

ANNUAL INCENTIVE COMPENSATION PLAN

         We have, since our formation, provided a significant portion of total compensation for our executive officer group, including Mr. Harbert and Mr. Weinberg, from incentive compensation based on our success. Total annual incentive compensation for the executive officers is based on approximately 5% of EBITDA, excluding new acquisitions and acquisitions with earn-out provisions. The compensation committee awarded approximately 36% of the available incentive compensation funds to each of Mr. Harbert and Weinberg in 1999.

         While the compensation committee believes that EBITDA should continue as the basis for annual incentive compensation for executive officers, the committee has also approved the introduction of additional individual performance standards for managers. To the extent applicable to any manager, the standards may include our historical and recent financial performance in the principal area of responsibility of the officer (including such measures as sales, gross margins, net income and customer count) and the manager's progress toward specified non-financial goals within his area of responsibility. The committee is presently working with management to define meaningful individual performance standards as an adjunct to annual incentive compensation based on group performance.

LONG-TERM INCENTIVES

         We have adopted the 1997 Stock Option Plan which allows for the issuance of incentive and non-statutory stock options and, upon stockholder approval, the 2000 Long Term Incentive Plan which will allow for the issuance of stock options, SARs, restricted stock and performance-based awards. The compensation committee, in consultation with executive management, is charged with designating those persons to whom options and awards are to be granted and determining the terms of the option or award. In granting options or awards, the compensation committee takes into consideration the past performance and anticipated future contribution of the potential recipient, the recruiting and retention of management talent and other relevant considerations.

         One of the objectives of the plans is to align the interests of our stockholders with recipients of the option or award grants. All grants of options under the 1997 plan since our public offering have been made with an exercise price equal to the closing price on the day before the grant, and the options vest ratably over a five year period. The committee believes that this procedure ties the compensation value of these stock options directly to our long term performance as measured by its future return to the stockholders.

1999 CHAIRMEN COMPENSATION

         The base salary and annual incentive compensation earned in 1999 by Mr. Harbert and Mr. Weinberg were determined as described above in this report and reflect that 1999 performance did not equal that of 1998. Mr. Harbert's base salary decreased 5.6%, Mr. Weinberg's base salary decreased 2.4%, and their bonuses decreased 31.8%. These decreases compare to a 2.9% increase in revenues, a 27.2% decrease in EBITDA and a 30.8% decrease in net income, all in the same 1998 to 1999 period.

         The stock options granted to Mr. Harbert and Mr. Weinberg in 1999 reflect the committee's view of the importance of aligning the interests of our stockholders with the recipients of the option grants. The options granted to Mr. Harbert and Mr. Weinberg in 1999 represent collectively13.6% of the options awarded by us in 1999. The committee believes that the grant of stock options to Mr. Harbert and Mr. Weinberg, along with their already significant stock holdings, further serves to align their financial interests with those of our other stockholders.

                                                       COMPENSATION COMMITTEE
                                                       PAUL R. BISHOP
                                                       BYRON S. KRANTZ

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Byron S. Krantz serves as our Secretary without compensation and is a partner in the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of March 17, 2000, information regarding the beneficial ownership of our Class A common stock and Series D preferred stock, by:

              - each stockholder known by us to be the beneficial owner of more than 5% of such stock,
              -   each director,

              -   each executive officer, and
              -   all our directors and executive officers as a group.

The information contained in this table does not include 426,100 shares of Class A common stock issuable under the 1997 Stock Option Plan under options that are outstanding, but not presently exercisable or held by persons other than those listed in the table.


                                                                          BENEFICIAL OWNERSHIP (1)
                                                  -----------------------------------------------------------------
                                                                                            SERIES D PREFERRED
                                                              CLASS A COMMON                       STOCK
                                                  -----------------------------------------------------------------
                                                                  RIGHT TO
NAMES AND ADDRESS (2)                                 SHARES     ACQUIRE(3)  PERCENTAGE     SHARES      PERCENTAGE
-------------------------------------------------------------------------------------------------------------------
Norman C. Harbert (4) (5)                           1,210,175       4,000          14.2%        689        45%
Ronald E. Weinberg (4) (6)                          1,159,998       4,000          13.6%        689        45%
Byron S. Krantz (4) (7)                               271,972       2,000           3.2%        152        10%
Wellington Management Company, LLP (8)                896,000          --          10.5%         --        --
         75 State Street
         Boston, Massachusetts 02109
Dimensional Fund Advisors Inc. (9)                    724,600          --           8.5%         --        --
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California 90401
Dalton, Greiner, Hartman, Maher & Co. (10)            540,700          --           6.3%         --        --
         1100 Fifth Avenue South, Suite 301
         Naples, Florida 34102
Paul S. Levy (11)
         Joseph Littleton & Levy
         450 Lexington Avenue, Suite 3350
         New York, New York 10017                     511,100          --           6.0%         --        --
Neuberger Berman, Inc. (12)
         605 Third Avenue
         New York, New York 10158                     475,900          --           5.6%         --        --
William J. O'Neill, Jr. (13)                          283,551       2,000           3.3%         --        --
Jeffrey H. Berlin                                     260,742      11,000           3.2%         --        --
Douglas D. Wilson                                      56,838       8,400              *         --        --
Thomas A. Gilbride (14)                                50,990       6,200              *         --        --
Dan T. Moore, III                                      12,260       2,000              *         --        --
Paul R. Bishop                                          7,654       2,000              *         --        --
Jack F. Kemp                                            1,720           0              *         --        --
Joseph J. Levanduski                                    3,000       4,200              *         --        --
All directors and executive officers                3,262,062      37,400          38.4%      1,530        100%
as a group (10) individuals
------------------


*     Less than 1%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of capital stock owned.
(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114.
(3) Shares of Class A common stock the directors and executive officers have the right to acquire through stock options that are or will become exercisable within 60 days.
(4) Each of these stockholders is a party to an agreement governing the voting and disposition of all shares of voting stock of which such stockholders are the legal or beneficial owners. Each such stockholder disclaims beneficial ownership of the shares of voting stock owned by the other such stockholders. See "Stockholders' Agreement."
(5) Includes 75,000 shares of Class A common stock held by The Harbert Foundation, an Ohio nonprofit corporation of which Mr. Harbert is one of the trustees; 1,032,561 shares of Class A common stock held by the Harbert Family Limited Partnership, an Ohio limited partnership, of which Mr. Harbert is the managing general partner; and 35,000 shares of Class A common stock held by a defined benefit plan for the benefit of Mr. Harbert. Also includes 150 shares of Series D preferred stock held by the Harbert Family Limited Partnership.
(6) Includes 1,078,153 shares of Class A common stock held by the Weinberg Family Limited Partnership, an Ohio limited partnership, of which Mr. Weinberg is the managing general partner. Also includes 150 shares of Series D preferred stock held by the Weinberg Family Limited Partnership.
(7) Includes 243,876 shares of Class A common stock held by the Krantz Family Limited Partnership, an Ohio limited partnership, of which Mr. Krantz is the managing general partner. Also includes 33 shares of Series D preferred stock held by the Krantz Family Limited Partnership.
(8) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000. Includes 476,800 shares over which Wellington shares voting power and 896,000 shares over which Wellington shares dispositive power.
(9) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000.
(10) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 10, 2000.
(11) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on March 27, 2000.
(12) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000. Includes 475,900 shares over which Neuberger Berman shares dispositive power.
(13) Includes 275,897 shares held by Clanco Partners I, an Ohio general partnership of which Mr. O'Neill is managing partner.
(14) Includes 1,000 shares owned by Mr. Gilbride's wife, for which Mr. Gilbride disclaims beneficial ownership.

STOCKHOLDERS' AGREEMENT

         Messrs. Harbert, Weinberg and Krantz are parties to a Stockholders' Voting Agreement, effective as of November 27, 1996, that, as amended, provides that to the extent that any of them is the legal or beneficial owner of any of our voting stock, including any shares of Class A common stock or Series D preferred stock, they will vote those shares:

                  - in favor of electing Messrs. Harbert, Weinberg and Krantz (so long as each desires to serve) or their respective designees to our Board of Directors,

                  - in favor of electing such other directors to the Board of Directors as a majority of Messrs. Harbert, Weinberg and Krantz or their respective designees shall direct, and

                  - with respect to such matters as are submitted to a vote of our stockholders as a majority of Messrs. Harbert, Weinberg and Krantz or their respective designees shall direct.

         If any of Messrs. Harbert, Weinberg and Krantz or their respective affiliates sells more than 50% of the Class A common stock beneficially owned by such individual on May 12, 1998, the obligation of the other parties to continue to vote their shares of Class A common stock and Series D preferred stock for the selling stockholder or his designee as a director will terminate. The agreement will terminate upon the first to occur of the mutual written agreement of the parties to terminate the agreement or the death of the last to die of Messrs. Harbert, Weinberg or Krantz or their respective designees; provided that the provisions described in first two clauses above will terminate sooner in the event that none of Messrs. Harbert, Weinberg and Krantz (or any designee thereof) remains on the Board of Directors.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on our Class A common stock with the cumulative total return of the Russell 2000 Index and the S&P Industry Group Index -- Manufacturing (Diversified). Cumulative total return for each of the periods shown in the Performance Graph is calculated from the last sale price of our Class A common stock at the end of the period and assumes an initial investment of $100 on May 12, 1998, the day we commenced trading of our Class A common stock, and the reinvestment of any dividends.

[GRAPHS]

                            FISCAL YEAR ENDING
                         5/12/1995 12/31/1998 12/31/1999

HAWK CORPORATION         100.00      49.29       34.18

S&P INDUSTRY GROUP       100.00     227.31      279.43

RUSSELL 2000 INDEX       100.00     166.54      199.17

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Stockholder Notes. Mr. Harbert and Mr. Weinberg each issued notes to us to repay certain indebtedness incurred by them with respect to the acquisition of Helsel, Inc. in June 1995. The original principal amount of each note was $802,000. The notes are due and payable on July 1, 2002 and bear interest at the prime rate. In May 1998, each of Messrs. Harbert and Weinberg repaid $302,000 of their notes. The remaining outstanding principal amount of each note is $500,000.

         Other. We are a party to an expense sharing arrangement under which we share the expenses of our Cleveland, Ohio headquarters with Weinberg Capital Corporation, of which Mr. Weinberg is President and sole shareholder. Pursuant to a formula based on full-time equivalent personnel, we pay approximately 88% of the overhead costs of the headquarters, including rent, utilities and copying, telephone and other expenses. The aggregate amount of our payments for the shared headquarters was $366,000 in 1999.

         Byron S. Krantz, a director and our Secretary, is a partner of the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us. We paid legal fees to Kohrman Jackson & Krantz P.L.L. in 1999 of $452,000 for services in connection with a variety of matters, including the acquisitions of Allegheny Powder Metallurgy, Inc. and Quarter Master Industries, Inc.

         We believe that the terms of the transactions and the agreements described above are on terms at least as favorable as those which it could otherwise have obtained from unrelated parties. On-going and future transactions with related parties will be:

                  - on terms at least as favorable as those that we would be able to obtain from unrelated parties,

                  -        for bona fide business purposes, and

                  - approved by a majority of the disinterested and non-employee directors.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         A stockholder intending to present a proposal to be included in our proxy statement for our 2001 annual meeting of stockholders must deliver a proposal, in accordance with the requirements of our Amended and Restated By-laws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no earlier than November 30, 2000. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting:

                  - a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

                  - the name and record address of the stockholder proposing such business,

                  - the class and number of shares of our common stock that are beneficially owned by the stockholder, and

                  - any material interest of the stockholder in such business.

         A stockholder desiring to nominate a director for election at our 2001 annual meeting of stockholders must deliver a notice, in accordance with the requirements of our Amended and Restated By-laws, to our Secretary at our principal executive office no earlier than February 10, 2001 and no later than March 10, 2001. Such notice must include as to each person whom the stockholder proposes to nominate for election or re-election as a director:

                  - the name, age, business address and residence address of the person,

                  -        the principal occupation or employment of the person,

                  - the class and number of shares of our common stock beneficially owned by the person, and

                  - any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act;

and as to the stockholder giving the notice:

                  -        the name and record address of the stockholder, and

                  - the class and number of shares of our common stock beneficially owned by the stockholder.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.

                                  OTHER MATTERS

         Our Board of Directors is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares they represent as the Board of Directors may recommend.

         You are urged to sign and return your Proxy promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                             By Order of the Board of Directors,

                                             /s/ Byron S. Krantz

                                             BYRON S. KRANTZ
                                             Secretary

March 30, 2000

                                                                         ANNEX A

                                HAWK CORPORATION
                          2000 LONG TERM INCENTIVE PLAN


         SECTION 1. PURPOSE. The purposes of the Hawk Corporation 2000 Long Term Incentive Plan (the "Plan") are to encourage employees of Hawk Corporation (the "Company") to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of share owners, and to enhance the ability of the Company to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Dividend Equivalent, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

         (b) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

         (c) "Board" shall mean the Board of Directors of the Company.

         (d)  "Change in Control" shall mean the following:

                  (i) In the event of a Change in Control (a defined below) of the Company, all Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable (subject to the limitation that any Award which has been outstanding less than six (6) months on the date of the Change in Control shall not be afforded such treatment); provided, however, that this provision shall not apply to any Change in Control when expressly provided otherwise by a three-fourths vote of the Whole Board, but only if a majority of the members of the Board then in office and acting upon such matters shall be Continuing Directors.

                  (ii) A Change in Control of the Company shall have occurred when any Acquiring Person (other than (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) any person who, on the Effective Date of the Plan, is an Affiliate of this Company and owning in excess of ten percent (10%) of the outstanding Shares of the Company and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Shares then outstanding (except pursuant to an offer for all outstanding Shares of the Company at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made)).

                  (iii) "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of twenty-five percent (25%) or more of the Shares then outstanding.

                  (iv) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (v) "Continuing Director" means any person who was a member of the Board on the Effective Date of the Plan or thereafter was elected by the holders of common shares or the holders of Series D Preferred Shares or appointed by the Board or the holders of Series D Preferred Shares prior to the date as of which any person together which all Affiliates and Associates became an Acquiring Person.

                  (vi) "Whole Board" means the total number o directors which the Company would have if there were no vacancies.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (f) "Committee" shall mean the Compensation Committee of the Board (including any subcommittee of directors) that has the authority to establish and administer performance goals described in Treas. Reg.
Section 1.162-27(e)(2).

         (g) "Company" shall mean Hawk Corporation, a Delaware corporation.

         (h) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code.

         (i) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) promulgated by the Securities and Exchange Commission under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission.

         (j) "Dividend Equivalent" shall mean any right granted pursuant to
Section 14(h) hereof.

         (k) "Employee" shall mean any employee of the Company, a subsidiary of the Company, or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

         (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (m) "Fair Market Value" shall mean, with respect to any property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

         (n) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         (o) "Nonstatutory Stock Option" shall mean an Option granted under
Section 6 hereof that is not intended to be an Incentive Stock Option.

         (p) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

         (q) "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10 hereof.

         (r) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

         (s) "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

         (t) "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

         (u) "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         (v) "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         (w) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

         (x) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         (y) "Restricted Stock Award" shall mean an award of Restricted Stock under Section 8 hereof.

         (z) "Shares" shall mean the shares of common stock, $.01 par value, of the Company and such other securities of the Company as the Committee may from time to time determine.

         (aa) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, other than in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

         (bb) "Subsidiary" shall mean any corporation, partnership, limited liability company or business trust, control of which is owned directly or indirectly by the Company, provided, for the purposes of any Incentive Stock Option, it shall have the same meaning as the term "subsidiary corporation" as defined in Section 424 of the Code.

         SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan;
(viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or of any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing, upon recommendation of the Committee, in order to establish a basis for an exemption from Section 16(b) liability pursuant to the Exchange Act, any Award may be submitted to the Board of Directors for its approval.

         SECTION 4. DURATION OF, AND SHARES SUBJECT TO PLAN.

         (a) TERM. The Plan shall remain in effect until terminated by the Board, provided, however, that no Incentive Stock Option may be granted more than ten (10) years after the effective date of this Plan determined in accordance with Section 14(I) of the Plan.

         (b) SHARES SUBJECT TO THE PLAN. The maximum number of Shares in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(c) of the Plan, is 700,000.

                        For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the foregoing limitations the number of Shares issued and subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. The Shares which were previously subject to Awards shall again be available to Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or exchanged for other Awards (to the extent of such forfeiture or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Further, any Shares which are used as full or partial payment to the Company by a Participant of the purchase price of Shares upon exercise of a Stock Option shall again be available for Awards under the Plan.

                        Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under the Plan.

        (c) CHANGES IN SHARES. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of Shares subject to, Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

        SECTION 5. ELIGIBILITY. Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant.

        SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

         (a) OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

         (b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted.

         (c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

        (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

         (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

        SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

        SECTION 8. RESTRICTED STOCK.

         (a) ISSUANCE. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

         (b) REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

         (c) FORFEITURE. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that except as provided in Section 12, in the event of a Participant's retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

        SECTION 9. PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.

        SECTION 10. OTHER STOCK UNIT AWARDS.

         (a) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

         (b) TERMS AND CONDITIONS. Shares (including securities convertible into Shares) granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

         SECTION 11.  CHANGE IN CONTROL PROVISIONS.

         (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

                (i) Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, that in the case of a Participant holding a Stock Appreciation Right who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable unless it shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

                (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.

                (iii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

                (iv) The restrictions and deferral limitations and other conditions applicable to any Other Stock Awards or any other Awards shall lapse, and such Other Stock Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

         (b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option (the "Spread") multiplied by the number of Shares granted under the Option as to which the right granted under this Section 11(b) shall have been exercised; provided, that if the Change in Control is within six months of the date of grant of a particular Option held by a Participant who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, no such election shall be made by such Participant with respect to such Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of an Option held by a Participant who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Option (unless theretofore exercised) shall be canceled in exchange for a cash payment to the Participant, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of Shares granted under the Option.

         (c) Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment) but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Shares with a Fair Market Value equal to the cash that would otherwise be payable pursuant thereto.

         (d) Notwithstanding any other provision in this Plan to the contrary, to the extent the payment of Awards to a Participant upon a Change in Control constitutes an "excess parachute payment" within the meaning of Section 280G of the Code such payment shall not be made to such extent (a "Parachute Payment"). The Committee will have complete discretion in determining the extent to which the payment of Awards to a Participant constitutes a Parachute Payment and may take any action permitted under Section 19 of this Plan to prevent all or any portion of such payment from constituting a Parachute Payment.

        SECTION 12. CODE SECTION 162(m) PROVISIONS.

         (a) Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

         (b) If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which are presently based on the attainment of a combination of the following: EBITDA, earnings per share from continuing operations, internal growth, new product development and economic value added, and may be modified to also include any of the following: operating income, revenues, gross margin, return on operating assets, return on equity, stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or the Affiliate or Subsidiary of the Company for or within which the Participant is primarily employed. The Committee may modify the goals of any Performance Award so as to enhance the incentive. Such Performance Goals also may be based upon the attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of,
Section 162(m) of the Code and the regulations thereunder.

         (c) Notwithstanding any provision of this Plan other than Section 11, with respect to any Award that is subject to this Section 12, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

         (d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.

        SECTION 13. AMENDMENTS AND TERMINATION.

               The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee's or Participant's consent, or that without the approval of the Stockholders would:

         (a) except as is provided in Section 4(c) of the Plan, increase the total number of shares reserved for the purpose of the Plan; or

         (b) change the employees or class of employees eligible to participate in the Plan.

               The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Committee may also substitute new Awards for previously granted Awards, including without limitation previously granted Options having higher option prices.

         SECTION 14. GENERAL PROVISIONS.

         (a) Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

         (b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten
(10) years from the date of its grant.

         (c) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

         (e) Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

         (f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

         (g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (h) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

         (i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

         (j) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares.

         (k) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (l) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

         (m) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         (n) Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

         (o) Nothing in the Plan shall interfere with or limit in any way the right of the Company, or any Subsidiary, to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company, or any Subsidiary. No Employee shall have a right to continue in the employ of the Company or any Subsidiary. No employee shall have a right to be selected as a Participant or, having been so selected, to receive any future Awards.

         (p) The maximum number of Shares that may be granted to any Participant pursuant to an Option, Stock Appreciation Right or Other Stock Unit Award in any one calendar year shall be 100,000. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of a Performance Award, Restricted Stock Award or Other Stock Unit Award made in any one calendar year shall be $2.5 million.

         SECTION 15. EFFECTIVE DATE OF PLAN. The Plan shall be effective on the date it is approved by the holders of common stock of the Company (the "Effective Date").

         SECTION 16. TERM OF PLAN. No Award shall be granted pursuant to the Plan after 10 years from the Effective Date, but any Award theretofore granted may extend beyond that date.

         SECTION 17.  COMPLIANCE WITH LEGAL AND EXCHANGE
REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

         SECTION 18. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

         SECTION 19. DEFERRALS. The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company, or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option.

         SECTION 20.  NO CONSTRAINT ON CORPORATE ACTION.  Nothing in this
Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company, or any Subsidiary to take

                                                                         ANNEX B

                                HAWK CORPORATION

                       ANNUAL INCENTIVE COMPENSATION PLAN


1.   PURPOSE

         The Hawk Corporation Annual Incentive Compensation Plan (the "Plan") is designed to attract, retain, and reward highly-qualified executives who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

2.   DEFINITIONS

     (a) BONUS - The cash incentive awarded to an Executive Officer or Key Employee pursuant to terms and conditions of the Plan.

     (b)      BOARD - The Board of Directors of Hawk Corporation.

     (c) CHANGE IN CONTROL - The acquisition by any person or entity, directly, indirectly, or beneficially, acting alone or in concert, of more than twenty-five percent (25%) of the Class A Common Stock of Hawk Corporation at any time outstanding.

     (d)      CODE - The Internal Revenue Code of 1986, as amended.

     (e) COMMITTEE - The Compensation Committee of the Board, or such other committee of the board that is designated by the Board to administer the Plan, in compliance with requirements of Section 162(m) of the Code.

     (f) COMPANY - Hawk Corporation and any other corporation in which Hawk Corporation controls, directly or indirectly fifty percent (50%) or more of the combined voting power of all classes of voting securities.

     (g)      EXECUTIVE - An Executive Officer or Key Employee of the Company.

     (h) EXECUTIVE OFFICER - Any officer of the Company subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 ("Exchange Act").

     (i) KEY EMPLOYEE - Any employee of the Company as may be designated by the Committee.

     (j)      PLAN - Hawk Corporation Annual Incentive Compensation Plan.

3.   ELIGIBILITY

     Only Executives are eligible for participation in the Plan.

4.   ADMINISTRATION

     The awards under the Plan shall be based on the profits of the Company as determined by 5% of the Company's earnings before interest, depreciation, taxes and amortization (EBITDA). Of this amount, 1.75% of EBITDA shall then be awarded to each of Norman C. Harbert and Ronald E. Weinberg, the Company's Co-Chief Executive Officers. In determining the Company's EBITDA, new acquisitions will be eliminated from the calculation in the year of the acquisition and earnings of acquired companies with earnouts will be disregarded.

     The Committee shall administer the Plan and shall have full power and authority to construe, interpret, and administer the Plan necessary to comply with the requirements of Section 162(m) of the Code. The Committee's decisions shall be final, conclusive, and binding upon all persons.

     The Committee shall certify in writing prior to commencement of payment of the bonus that the performance goal or goals under which the bonus is to be paid has or have been achieved. The Committee in its sole discretion has the authority to reduce the amount of a bonus otherwise payable to Messrs. Harbert and Weinberg based on the following subjective factors: internal growth, new product development, economic value added and earnings per share. No similar factors are applied to other Executives. At the beginning of each fiscal year consistent with the requirements of Section 162(m), the Committee shall: (i) determine the Company's EBITDA; (ii) determine the Executive Officers and Key Employees eligible to participate in the Plan for the fiscal year; (iii) determine each Executive's bonus based on the Company's EBITDA for the fiscal year; and (iv) determine the frequency at which each bonus will be paid when attained.

     In the event of a Change in Control, any bonuses earned but not yet paid under the Plan shall be immediately payable. If the Executive ceases to be employed by the Company, any unpaid bonuses shall be paid in accordance with the Executive's termination agreement, and as otherwise determined by the Committee. Unpaid bonuses may also be canceled at the discretion of the Committee.

     The Committee may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval or any amendment determined to require shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable law or regulation.

5.   NONASSIGNABILITY

     No Bonus or other benefit under the Plan shall be assignable or transferable by the participant during the participant's lifetime.

6.   NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in the Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

7.   TERMINATION

     The Committee may terminate or suspend at any time.

PROXY                           HAWK CORPORATION                           PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2000
            200 PUBLIC SQUARE, ERIEVIEW ROOM, CLEVELAND, OHIO 44114
                             10:00 A.M. LOCAL TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Byron S. Krantz and Marc C. Krantz, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Stockholders of Hawk Corporation to be held on May 16, 2000, at 200 Public Square, Erieview Room, Cleveland, Ohio 44114, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the March 30, 2000 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Hawk Corporation.

          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR "FOR ALL NOMINEES" AND FOR PROPOSAL 2, 3 and 4.

1. Election of Paul R. Bishop, Jack F. Kemp and Dan T. Moore, III as directors.
   FOR ALL NOMINEES [] (unless struck out above)   WITHHOLD FROM ALL NOMINEES []

     (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

2. Approval of the Hawk Corporation 2000 Long Term Incentive Plan.

   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


3. Approval of performance-based compensation for Hawk Corporation's co-chief executive officers for purposes of Section 162(m) of the tax code.

   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


4. Ratification of appointment of independent accountants.

   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


                               (Signature should be exactly as
                               name or names appear on this proxy.
                               If stock is held jointly each
                               holder should sign. If signature is
                               by attorney, executor,
                               administrator, trustee or guardian,
                               please give full title.)

                               Dated: _____________________ , 2000

                               ___________________________________
                               Signature
                               ___________________________________
                               Signature if held jointly

                               I plan to attend the meeting: Yes [ ]  No [ ]

          THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE ABOVE
          MATTERS UNLESS OTHERWISE INDICATED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.